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Exhibit 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-32055 and 333-32057) pertaining to the PJ America, Inc., 1996 Stock Ownership Incentive Plan and Non-Employee Directors 1996 Incentive Plan of our report dated February 8, 2001, with respect to the consolidated financial statements of PJ America, Inc. included in the Annual Report (Form 10-K) for the fiscal year ended December 31, 2000.


                                                /s/ Ernst & Young LLP
Birmingham, Alabama
February 26, 2001